Calculation of Filing Fee Tables
S-8
Atea Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	20,000,000	$ 3.58	$ 71,600,000.00	0.0001531	$ 10,961.96
Total Offering Amounts:						$ 71,600,000.00		$ 10,961.96
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,961.96
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Consists of an additional 18,000,000 shares of common stock issuable or that are expected to become issuable under the Atea Pharmaceuticals, Inc. 2020 Incentive Award Plan (the "2020 Plan") and an additional 2,000,000 shares of common stock issuable or that are expected to become issuable under the Atea Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan (the "2020 ESPP" and, together with the 2020 Plan, the "Plans") pursuant to the terms of the Plans. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of Atea Pharmaceuticals, Inc.'s (the "Registrant") common stock as reported on The Nasdaq Global Select Market on August 4, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A